Exhibit 99.1

Lulus Reports Strong Fourth Quarter 2021 Results and Record Fiscal Year Net Revenue

Record-Breaking Full Year 2021 Net Revenue of $376 million, up 51% from 2020

Record-Breaking Fourth Quarter Net Revenue of $97 million, up 78% from Fourth Quarter 2020

Full Year 2022 Net Revenue Outlook of $480-$490 million,

Up 28%-30% from 2021

CHICO, Calif., March 31, 2022 — Lulu’s Fashion Lounge Holdings, Inc. (“Lulus”) (Nasdaq: LVLU) today reported financial results for the fourth quarter and full year ended January 2, 2022.

David McCreight, CEO of Lulus, said:

“Our excellent fourth quarter results concluded a very exciting 2021 in which we completed our initial public offering and fully paid off our term loan, providing us a very strong balance sheet and greater flexibility to invest in our business going forward. Thanks to the tremendous work of the LuCrew, we had a record-breaking fourth quarter for certain of our key operational and financial metrics.

•	Q4 net revenue was up 78% year-over-year.

•	Q4 gross margin increased 200 basis points to 44.9% while gross profit increased 86% year-over-year.

•

Q4 net loss of $8.8 million was due to the acceleration of stock-based compensation concurrent with our IPO; however, we achieved Adjusted EBITDA of $6.4 million compared to a loss of $0.1 million in the same period last year.

•

Strong financial metrics in 2021 and Q4 were achieved through growth in Average Order Values (“AOV”) for both new and repeat customers, as well as growth in Active Customers. AOV in Q4 increased to $121 compared to $99 in the prior year, an increase of 22%. Active Customers increased to 2.8 million compared to 2.0 million in the prior year, an increase of 38%.

Our deep relationships with our customers have also driven increases in our customer satisfaction metrics. We look forward to continuing to engage with and delight both new and existing customers with high-quality products at affordable price points to carry them through their everyday lives, as well as their most special occasions. Finally, we are excited about our current and future investments in technology and operations to continue driving strong and profitable growth.”

Fourth Quarter 2021 Earnings:

•

Incurred a net loss per share of $4.69, which was greater than the prior period net loss per share of $0.24, due to the impact of the following one-time, non-cash items triggered by our IPO: (1) a deemed dividend related to the conversion of convertible preferred stock, (2) a stock dividend issued concurrently with the IPO, and (3) accelerated stock-based compensation expenses.

•	Removing the impact of the aforementioned one-time, non-cash items, our Adjusted Diluted Net Loss per Share was $0.03, compared to the prior year period Adjusted Diluted Net Loss per Share of $0.24.

	Three Months Ended
	January 2, 2022	January 3, 2021	YoY Change
	(In thousands, except percentages)
Net revenue	$96,764	$54,527	78%
Gross profit	$43,432	$23,371	86%
Gross margin	44.9%	42.9%
Net loss and comprehensive loss	$(8,774)	$(4,152)	NM
Adjusted EBITDA (non-GAAP financial measure)	$6,357	$(98)	NM
Net cash used in operating activities	$(14,892)	$(16,328)	NM
Active Customers	2,760	2,000	38%

NM – not meaningful

Note: Refer to “Use of Non-GAAP Financial Measures and Other Operating Metrics” section below for definitions of these metrics.

Balance Sheet Highlights:

•	Total debt decreased to $25.0 million of revolver borrowings as of January 2, 2022, a decrease of 78.4% compared to January 3, 2021.

•

Net Debt amounted to $13.6 million, which was comprised of cash and cash equivalents of $11.4 million less revolver borrowings of $25.0 million as of January 2, 2022, a decrease of 86.4% compared to January 3, 2021.

•	Cash from operating activities amounted to $26.9 million for the year ended January 2, 2022, an increase of 454% compared to the prior year period.

Full Year 2021 Highlights:

•	Net revenue growth of 51%.

•	Gross margin increase of 270 basis points and gross profit increase 60% over the prior year.

•	Net income of $2.0 million, compared to a loss of $19.3 million in the prior year.

•	Adjusted EBITDA of $41.4 million, compared to $18.9 million in the prior year.

•

Net loss per share of $6.08, which was greater than the prior year net loss per share of $1.13, due to the impact of the following one-time, non-cash items triggered by our IPO: (1) a deemed dividend related to the conversion of convertible preferred stock, (2) a stock dividend issued concurrently with the IPO, and (3) accelerated stock-based compensation.

•	Removing the impact of the aforementioned one-time, non-cash items, our Adjusted Diluted Earnings per Share was $0.57, compared to the prior year period Adjusted Diluted Net Loss per share of $0.13.

	Years Ended
	January 2, 2022	January 3, 2021	YoY Change
	(In thousands, except percentages)
Net revenue	$375,625	$248,656	51%
Gross profit	$176,732	$110,292	60%
Gross margin	47.1%	44.4%
Net income (loss) and comprehensive income (loss)	$2,045	$(19,304)	NM
Adjusted EBITDA (non-GAAP financial measure)	$41,406	$18,911	119%
Net cash provided by operating activities	$26,896	$4,856	454%
Active Customers	2,760	2,000	38%

NM – not meaningful

Note: Refer to “Use of Non-GAAP Financial Measures and Other Operating Metrics” section below for definitions of these metrics.

Financial Outlook for Full Year 2022

•	We expect net revenue between $480 million and $490 million, which represents between 28% and 30% growth over 2021 net revenue.

•

Adjusted EBITDA is expected to be between $48.5 million and $50 million, which represents growth of 17% and 21% over 2021. This equates to an expected Adjusted EBITDA Margin of 10.1% and 10.2%, as compared to 11.0% in 2021; the decrease is primarily driven by approximately $4.5 million of incremental expenses related to being a public company for the full year of 2022 compared to less than two months of public company expenses in 2021.

•	As a result of paying down our long-term debt following the IPO, we expect reported interest expense to be $0.9 million, down from $12.8 million in 2021.

•	We expect capital expenditures to be between $5.0 and $7.0 million.

Lulus’ outlook is based on current indications for its business, which are subject to change. The net sales outlook factors in anticipated headwinds resulting from unknown future impacts related to COVID-19.

LULU’S FASHION LOUNGE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME (LOSS)

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Years Ended
	January 2, 2022	January 3, 2021	January 2, 2022	January 3, 2021
Net revenue	$96,764	$54,527	$375,625	$248,656
Cost of revenue	53,332	31,156	198,893	138,364

Gross profit	43,432	23,371	176,732	110,292
Selling and marketing expenses	17,676	11,918	66,684	47,812
General and administrative expenses	30,274	12,976	87,710	67,155

Income (loss) from operations	(4,518)	(1,523)	22,338	(4,675)
Other income (expense), net:
Interest expense	(1,738)	(4,138)	(12,774)	(16,037)
Loss on extinguishment of debt	(1,392)	—	(1,392)	—
Other income, net	11	51	85	137

Total other expense, net	(3,119)	(4,087)	(14,081)	(15,900)

Income (loss) before (provision) benefit for income taxes	(7,637)	(5,610)	8,257	(20,575)
Income tax (provision) benefit	(1,137)	1,458	(6,212)	1,271

Net income (loss) and comprehensive income (loss)	(8,774)	(4,152)	2,045	(19,304)
Deemed dividend to preferred stockholders	(122,962)	—	(122,962)	(504)
Stock dividend issued to Lulu’s Holdings, L.P. (“LP”)	(3,451)	—	(3,451)	—
Deemed contribution from redemption of redeemable preferred stock	1,420	—	1,420	—

Net loss attributable to common stockholders	$(133,767)	$(4,152)	$(122,948)	$(19,808)

Net loss per share attributable to common stockholders:
Basic	$(4.69)	$(0.24)	$(6.08)	$(1.13)

Diluted	$(4.69)	$(0.24)	$(6.08)	$(1.13)

Weighted average shares used to compute net loss per share attributable to common stockholders:
Basic	28,532	17,462	20,230	17,462

Diluted	28,532	17,462	20,230	17,462

LULU’S FASHION LOUNGE HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share data)

	January 2, 2022	January 3, 2021
Assets
Current assets:
Cash and cash equivalents	$11,402	$15,554
Accounts receivable	5,649	3,832
Inventory, net	22,176	16,895
Asset for recovery	3,754	1,104
Income tax refund receivable	748	2,739
Prepaids and other current assets	5,364	2,675

Total current assets	49,093	42,799
Restricted cash	506	505
Property and equipment, net	3,231	3,090
Goodwill	35,430	35,430
Tradename	18,509	18,509
Intangible assets, net	2,244	2,290
Other noncurrent assets	4,763	2,453

Total assets	$113,776	$105,076

Liabilities, Redeemable Preferred Stock, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$4,227	$7,161
Accrued expenses and other current liabilities	21,948	7,533
Returns reserve	9,731	2,895
Stored-value card liability	7,240	4,973
Revolving line of credit	—	8,580
Long-term debt, current portion	—	10,125

Total current liabilities	43,146	41,267
Revolving line of credit	25,000	—
Long-term debt, net of current portion	—	96,856
Other noncurrent liabilities	1,108	2,504

Total liabilities	69,254	140,627

Commitments and Contingencies
Redeemable preferred stock: $0.001 par value, 7,500,001 shares authorized; 7,500,001 shares issued and outstanding; and aggregate liquidation preference of $15,000 as of January 3, 2021, no shares authorized, issued or outstanding as of January 2, 2022	—	16,412
Convertible preferred stock: $0.001 par value, 3,129,635 shares authorized; 3,129,634 shares issued and outstanding; and aggregate liquidation preference of $240,000 as of January 3, 2021, no shares authorized, issued or outstanding as of January 2, 2022	—	117,038
Stockholders’ equity (deficit):
Preferred stock: $0.001 par value, 10,000,000 and no shares authorized as of January 2, 2022 and January 3, 2021, respectively; no shares issued or outstanding as of January 2, 2022 and January 3, 2021	—	—
Common stock: $0.001 par value, 250,000,000 and 21,196,740 shares authorized; and 38,421,124 and 17,462,283 shares issued and outstanding as of January 2, 2022 and January 3, 2021, respectively	38	18
Additional paid-in capital	222,080	10,622
Accumulated deficit	(177,596)	(179,641)

Total stockholders’ equity (deficit)	44,522	(169,001)

Total liabilities, redeemable preferred stock, convertible preferred stock and stockholders’ equity (deficit)	$113,776	$105,076

LULU’S FASHION LOUNGE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

(In thousands)

	Years Ended
	January 2, 2022	January 3, 2021
Cash Flows from Operating Activities
Net income (loss)	$2,045	$(19,304)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,828	3,216
Loss on debt extinguishment	1,392	—
Amortization of debt discount and debt issuance costs	2,283	2,485
Interest expense capitalized to principal of long-term debt	2,074	1,747
Payment of interest capitalized to principal of long-term debt and revolving line of credit	(3,821)	—
Equity-based compensation expense	10,338	9,086
Equity-based compensation expense related to redeemable preferred stock issuance	1,481	8,571
Equity-based compensation expense related to CEO bonus awards	3,326	—
Write-off of deferred offering costs	—	1,950
Deferred income taxes	(1,663)	(14)
Loss (gain) on disposal of assets	9	(25)
Changes in operating assets and liabilities:
Accounts receivable	(1,816)	123
Inventories	(5,281)	9,242
Assets for recovery	(2,650)	2,147
Income tax (receivable) payable	2,094	(302)
Prepaid and other current assets	(2,721)	339
Accounts payable	(2,895)	(3,702)
Accrued expenses and other current liabilities	21,263	(9,346)
Other noncurrent liabilities	(1,390)	(1,357)

Net cash provided by operating activities	26,896	4,856

Cash Flows from Investing Activities
Capitalized software development costs	(1,522)	(1,273)
Purchases of property and equipment	(1,447)	(700)
Other	(425)	60

Net cash used in investing activities	(3,394)	(1,913)

Cash Flows from Financing Activities
Proceeds from borrowings on revolving line of credit	25,000	5,300
Repayments on revolving line of credit	(8,580)	(800)
Repayment of long-term debt	(109,608)	(2,531)
Payment of debt issuance costs	(514)	(437)
Issuance of common stock upon initial public offering, net of underwriting discounts and commissions and issuance costs	82,546	—
Proceeds from the issuance of Series B and B-1 Preferred Stock, net of issuance costs	1,427	7,337
Redemption of redeemable preferred stock	(17,900)	—
Advance from LP	—	37
Repayment of Advance from LP	—	(2,040)
Other	(24)	(111)

Net cash provided by (used in) financing activities	(27,653)	6,755

Net (decrease) increase in cash, cash equivalents and restricted cash	(4,151)	9,698
Cash, cash equivalents and restricted cash at beginning of period	16,059	6,361

Cash, cash equivalents and restricted cash at end of period	$11,908	$16,059

Webcast & Conference Call Information

The Company will host a conference call and live webcast with the investment community at 5:00 p.m. Eastern Time today, Thursday, March 31, 2022, to discuss its fourth quarter and full year 2021 results. The live webcast will be accessible through the Investor Relations section of the Company’s website at https://investors.lulus.com/. To access the call through a conference line, dial 1-877-407-0792 (in the U.S.) or 1-201-689-8263 (international callers). A replay of the conference call will be posted shortly after the call and will be available for seven days following the call. To access the replay, dial 1-844-512-2921 (in the U.S.) or 1-412-317-6671 (international callers). The access code for the replay is 13726785.

About Lulus

Lulus is a customer driven, digitally native fashion brand for women. Based in California and serving millions of customers worldwide, Lulus develops styles with the customer in mind, using direct consumer feedback and insights to refine its products. With fresh inventory hitting the site almost daily, Lulus features on-trend, high-quality, must-have pieces, at affordable prices. As a brand built on customer feedback, Lulus puts an extreme focus on providing exceptional customer service and a personalized shopping experience. The brand’s world class personal stylists, bridal concierge, and customer care team take pride in offering a personalized shopping experience to every customer. Lulus was founded in 1996. Lulus is a registered trademark of Lulu’s Fashion Lounge, LLC. All rights reserved.

Forward-Looking Statements

This press release contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this press release are forward-looking statements, including but not limited to statements regarding our expectations around the continued impact of the COVID-19 pandemic on our business, our operations, our growth, our investments, and our financial results for the fiscal year ending January 1, 2023. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause Lulu’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to the following: risks related to the continued impact of the COVID-19 pandemic on our business, operations and financial results; our ability to successfully maintain our desired merchandise assortment or manage our inventory effectively; demand for our products, including our ability to anticipate, identify, measure, and respond quickly to fashion trends, customer preferences and demands; general economic conditions; our fluctuating operating results; seasonality in our business; our ability to acquire products on reasonable terms; our e-commerce business model; our ability to attract and retain customers in a cost effective manner; the strength of our brand; competition; fraud; system interruptions; system security risks including security breaches; and our ability to fulfill orders. These and other important factors discussed under the caption “Risk Factors” in Lulus’ Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While Lulus may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, even if subsequent events cause its views to change.

Use of Non-GAAP Financial Measures and Other Operating Metrics

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States of America (“GAAP”), we reference in this press release and the accompanying tables the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Diluted Earnings (Net Loss) per Share and Net Debt. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and our non-GAAP measures may be different from non-GAAP measures used by other companies. We use these non-GAAP financial measures to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses that may not be indicative of our ongoing core operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when analyzing historical performance and liquidity and when planning, forecasting, and analyzing future periods. For a reconciliation of these non-GAAP financial measures to GAAP measures, please see the tables captioned “Reconciliation of Non-GAAP Financial Measures” included at the end of this release. Definitions of our non-GAAP financial measures and other operating metrics are presented below. A reconciliation of Adjusted EBITDA guidance to net income (loss) in a forward-looking basis cannot be provided without unreasonable efforts, as we are unable to provide reconciling information with respect to equity-based compensation expense and income tax, all of which are adjustments to Adjusted EBITDA. We also use certain key operating metrics, including Gross Margin, Active Customers, Average Order Value, and Total Orders Placed.

Gross Margin

We define Gross Margin as gross profit as a percentage of our net revenue. Gross profit is equal to our net revenue less cost of revenue. Certain of our competitors and other retailers report cost of revenue differently than we do. As a result, the reporting of our gross profit and Gross Margin may not be comparable to other companies.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we calculate as income before interest expense, income taxes, depreciation and amortization, adjusted to exclude the effects of equity-based compensation expense, management fees, and transaction fees. Adjusted EBITDA is a key measure used by management to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of equity-based compensation, excludes an item that we do not consider to be indicative of our core operating performance.

Adjusted EBITDA Margin

Adjusted EBITDA Margin is a non-GAAP financial measure that we calculate as Adjusted EBITDA (as defined above) as a percentage of our net revenue.

Adjusted Diluted Earnings (Net Loss) per Share

Adjusted Diluted Earnings (Net Loss) per Share is a non-GAAP financial measure that we calculate as diluted earnings (net loss) per share adjusted to exclude the per share impacts of non-recurring deemed dividend transactions and accelerated or catch-up stock compensation expenses recognized upon our initial public offering.

Active Customers

We define Active Customers as the number of customers who have made at least one purchase across our platforms in the prior 12-month period. We consider the number of Active Customers to be a key performance metric on the basis that it is directly related to consumer awareness of our brand, our ability to attract visitors to our digital platforms, and our ability to convert visitors to paying customers. Active Customers counts are based on de-duplication logic using customer account and guest checkout name, address, and email information.

Average Order Value

We define Average Order Value as the sum of the total gross sales before returns across our platforms in a given period, plus shipping revenue, less discounts and markdowns, divided by the Total Orders Placed in that period. AOV reflects the average basket size of our customers. AOV may fluctuate as we continue investing in the development and introduction of new Lulus merchandise and as a result of our promotional discount activity.

Net Debt

Net Debt is a non-GAAP financial measure that we calculate as total debt, which includes short-term borrowings and long-term obligations, less cash and cash equivalents. We consider net debt to be an important supplemental measure of our financial position, which allows us to analyze our leverage.

Total Orders Placed

We define Total Orders Placed as the number of customer orders placed across our platforms during a particular period. An order is counted on the day the customer places the order. We do not adjust the number of Total Orders Placed for any cancellation or return that may have occurred subsequent to a customer placing an order. We consider Total Orders Placed as a key performance metric on the basis that it is directly related to our ability to attract and retain customers as well as drive purchase frequency. Total Orders Placed, together with Average Order Value, is an indicator of the net revenue we expect to generate in a particular period.

LULU’S FASHION LOUNGE HOLDINGS, INC.

KEY OPERATING AND FINANCIAL METRICS

(Unaudited)

	Three Months Ended		Years Ended
	January 2, 2022	January 3, 2021	January 2, 2022	January 3, 2021

	(in thousands, except Average Order Value and percentages)
Gross Margin	44.9%	42.9%	47.1%	44.4%
Adjusted EBITDA	$6,357	$(98)	$41,406	$18,911
Adjusted EBITDA Margin	6.6%	(0.2)%	11.0%	7.6%
Average Order Value	$121	$99	$120	$106
Active Customers	2,760	2,000	2,760	2,000

Note: Refer to “Use of Non-GAAP Financial Measures and Other Operating Metrics” section above for definitions of these metrics.

LULU’S FASHION LOUNGE HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

A reconciliation to non-GAAP Net Debt from Total Debt as of January 3, 2021 and January 2, 2022, respectively, is as follows:

	Years Ended
	January 2, 2022	January 3, 2021

	(in thousands)
Revolving line of credit, current	$—	$(8,580)
Long-term debt, current	—	(10,125)
Revolving line of credit, long term	(25,000)	—
Long-term debt, net of current portion	—	(96,856)
Cash and cash equivalents	11,402	15,554

Net Debt	$(13,598)	$(100,007)

A reconciliation to non-GAAP Adjusted EBITDA from net income (loss) for the three months ended and years ended January 3, 2021 and January 2, 2022 is as follows:

	Three Months Ended		Years Ended
	January 2, 2022	January 3, 2021	January 2, 2022	January 3, 2021

	(in thousands, except percentages)
Net income (loss)	$(8,774)	$(4,152)	$2,045	$(19,304)
Excluding:
Depreciation and amortization	712	767	2,828	3,216
Interest expense	1,738	4,138	12,774	16,037
Loss on extinguishment of debt	1,392	—	1,392	—
Income tax provision (benefit)	1,137	(1,458)	6,212	(1,271)
Management fees (1)	52	156	534	626
Write-off of previously capitalized transaction fees (2)	—	—	—	1,950
Transaction fees (3)	476		476	—
Equity-based compensation expense (4)	9,624	451	13,664	9,086
Equity-based compensation expense related to redeemable preferred stock issuance (5)	—	—	1,481	8,571

Adjusted EBITDA	$6,357	$(98)	$41,406	$18,911

Adjusted EBITDA Margin	6.6%	(0.2)%	11.0%	7.6%

(1)

Represents management fees and expenses paid pursuant to the professional services agreement with H.I.G. Capital, LLC (“H.I.G.”) and Institutional Venture Partners (“IVP”) for consulting and other services. All outstanding management fees were settled and the management agreement was terminated at the time of the Company’s IPO.

(2)	Represents the write-off of offering costs deferred during 2019 upon abandonment of a prior offering in 2020.
(3)	Represents costs related primarily to marketing and presentations for the investment community, as well as travel and other miscellaneous costs incurred as a result of the Company’s IPO.
(4)

Represents equity-based compensation expense related to modifications and vesting of Class P unit awards. The year ended January 2, 2022 also includes equity-based compensation expense for stock options and special compensation awards granted during the year.

(5)

Represents the excess of fair value over the consideration paid for Series B Preferred Stock that was issued to an employee, H.I.G., and IVP in June 2020. In addition, represents the excess of fair value over the consideration paid for Series B-1 Preferred Stock that was issued to certain employees in March 2021.

A reconciliation to non-GAAP Adjusted Diluted Earnings (Net Loss) per Share from diluted net loss per share attributable to common stockholders for the three months ended and years ended January 3, 2021 and January 2, 2022 is as follows:

	Three Months Ended		Years Ended
	January 2, 2022	January 3, 2021	January 2, 2022	January 3, 2021
Net loss per share attributable to common stockholders – diluted	$(4.69)	$(0.24)	$(6.08)	$(1.13)
Deemed dividend to preferred stockholders (1)	4.31	—	6.08	0.03
Stock dividend issued to LP (2)	0.12	—	0.17	—
Stock compensation expense accelerated upon IPO (3)	0.28	—	0.40	—
Deemed contribution from redemption of redeemable preferred stock (4)	(0.05)	—	(0.07)	—
Equity-based compensation expense related to award modifications (5)	—	—	—	0.48
Equity-based compensation expense related to redeemable preferred stock issuance (6)	—	—	0.07	0.49

Adjusted Diluted Earnings (Net Loss) per Share (7)	$(0.03)	$(0.24)	$0.57	$(0.13)

(1)

Removes the impact of a one-time $122.9 million deemed dividend that was recorded at the time of our IPO related to the conversion of convertible preferred stock in the three months and year ended January 2, 2022 and a $0.5 million deemed dividend in 2020. The dilution associated with this transaction only impacted stockholders and management who held units in the LP prior to the IPO.

(2)	Removes the impact of a $3.5 million one-time stock dividend issued to the LP at the time of our IPO in the three months and year ended January 2, 2022.
(3)	Removes the impact of $8.0 million of non-recurring stock compensation expenses triggered by our IPO in the three months and year ended January 2, 2022.
(4)	Removes the impact of a $1.4 million deemed contribution resulting from the redemption of our redeemable preferred stock at the time of our IPO in the three months and year ended January 2, 2022.
(5)	Removes the impact of $8.4 million of equity-based compensation expense related to modifications of Class P unit awards in 2020.
(6)

Removes the per share impact in 2020 of the excess of fair value over the consideration paid for Series B Preferred Stock that was issued to an employee, H.I.G., and IVP in June 2020. Removes the per share impact in 2021 of the excess of fair value over the consideration paid for Series B-1 Preferred Stock that was issued to certain employees in March 2021.

(7)

These adjustments did not impact the weighted-average shares used to compute Adjusted Diluted Earnings (Net Loss) per Share as the impact from potentially dilutive securities would have been anti-dilutive.

Contacts

Media

Noelle Sadler

Chief Marketing Officer

noelle@lulus.com

Investors

Crystal Landsem

Co-President and Chief Financial Officer

investors@lulus.com